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                                                                      Exhibit 11

                           BROOKTROUT TECHNOLOGY, INC.

                     COMPUTATION OF INCOME PER COMMON SHARE
                (In thousands, except per share data, unaudited)

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

                                                   Three Months Ended
                                                         March 31,
                                                    1997         1996
                                                  -------       -------
Primary Income Per Share:

Weighted average number of common and
  common equivalent shares outstanding

    Common Stock ...............................   10,686         9,701

    Common equivalent shares
      resulting from options ...................      714           853
                                                  -------       -------

          Total ................................   11,400        10,554
                                                  =======       =======

Net income .....................................  $ 1,560       $ 1,166
                                                  =======       =======

Net income per common share ....................  $  0.14       $  0.11
                                                  =======       =======

Fully Diluted Income Per Share:

Weighted average number of common and
  common equivalent shares outstanding

    Common stock ...............................   10,686         9,701

    Common equivalent shares
      resulting from options ...................      714           969
                                                  -------       -------

          Total ................................   11,400        10,670
                                                  =======       =======

Net income .....................................  $ 1,560       $ 1,166
                                                  =======       =======

Net income per common share ....................  $  0.14       $  0.11
                                                  =======       =======

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